Exhibit 21.1

All Direct and Indirect Subsidiaries of Broadwing Corporation

Corvis France R&D

Baylight Networks, Inc.

Corvis U.S. Holdings, Inc.

Acme Gratings, LLC

Dorsal Networks, LLC.

Corvis International Holdings, Inc.

Corvis Gratings Company

United Cable Holdings, LLC

Corvis License, Inc.

Corvis Operations, Inc.

Corvis Equipment Corporation

Corvis U.S. Capital, Inc.

Corvis U.S. Technology, Inc.

Corvis Government Solutions, Inc.

Corvis Netherlands Holdings, BV

Corvis Canada

Corvis Italy SL

Corvis Germany GmbH

Corvis UK Ltd.

Corvis Belgium SPRL

Corvis Spain SL

Corvis France SAS

Corvis Netherlands Operating Company, BV

Corvis Australia

C III Communications, LLC

Broadwing Communications, LLC

Broadwing Communications Real Estate Services, LLC

Broadwing Communications Assets, LLC

Broadwing Communications IRU, LLC

Broadwing Communications Real Estate, LLC

Broadwing Communications Employees, Inc.

Broadwing Financial Services, Inc.

Focal Communications Corporation

Focal Communications Corporation of Georgia

Focal Communications Corporation of California

650 Townsend Facility Company, LLC

Focal Communications Corporation of Florida

Focal Communications Corporation of Illinois

Focal Communications Corporation of Minnesota

Focal Communications Corporation of Massachusetts

Focal Communications Corporation of Michigan

Focal Communications Corporation of Missouri

Focal Communications Corporation of Ohio

Focal Communications Corporation of New Jersey

Focal Communications Corporation of New York

Focal Communications Corporation of Pennsylvania

Focal Communications Corporation of Virginia

Focal Communications Corporation of Texas

Focal Communications Corporation of the Mid-Atlantic

Focal Communications Corporation of Washington

Focal International Corp.

Focal Equipment Finance, LLC

Focal Fiber Leasing, LLC

Focal Telecommunications Corporation

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